Exhibit 10.1

FOURTH AMENDMENT TO COMMERCIAL CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO COMMERCIAL CREDIT AGREEMENT ("Fourth Amendment"), dated as of September 28, 2011, is made and entered into by and between ELECTRO RENT CORPORATION, a California corporation ("Borrower"), and UNION BANK, N.A., a national banking association ("Bank").

RECITALS:

A.  Borrower and Bank are parties to that certain Commercial Credit Agreement dated as of September 29, 2008, as amended by (i) that certain First Amendment dated as of March 6, 2009, (ii) that certain Second Amendment dated as of September 17, 2009 and (iii) that certain Third Amendment dated as of September 22, 2010 (as so amended, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the amounts provided for therein.

B.  Borrower has requested that Bank agree to extend the termination date of the Revolving Loan (as such term is defined in Section 1.1 of the Agreement) from September 30, 2011 to October 1, 2012.  Bank is willing to agree to so extend the termination date of the Revolving Loan, subject, however, to the terms and conditions of this Fourth Amendment.

AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1.         Defined Terms.  Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.         Amendments to the Agreement.

(a)  Section 1.1 of the Agreement is hereby amended by substituting the date “October 1, 2012” for the date “September 30, 2011” appearing in the eighth line thereof.

(b)  Section 1.1.1 of the Agreement is hereby amended by substituting the date “October 1, 2012” for the date “September 30, 2011” appearing in the last line thereof.

(c)  Section 1.1.2 of the Agreement is hereby amended by substituting the date “October 1, 2012” for the date “September 30, 2011” appearing in the last line thereof.

3.         Effectiveness of this Fourth Amendment.  This Fourth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

(a)         A counterpart of this Fourth Amendment, duly executed by Borrower and acknowledged by Guarantors where indicated herein below;

(b)         An extension fee in connection with the extension of the termination date of the Revolving Loan, as provided for herein, in the sum of Ten Thousand Dollars ($10,000), which extension fee shall be non-refundable;

(c)         A legal documentation fee in connection with the preparation of this Fourth Amendment, in the sum of Three Hundred Dollars ($300), which legal documentation fee shall be non-refundable; and

(d)         Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Fourth Amendment.

4.         Ratification.

(a)         Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b)         Upon the effectiveness of this Fourth Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fourth Amendment.

5.         Representations and Warranties.  Borrower represents and warrants as follows:

(a)         Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

(b)         The execution, delivery and performance of this Fourth Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c)         This Fourth Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

(d)         No event has occurred and is continuing or would result from this Fourth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6.         Governing Law.  This Fourth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7.         Counterparts.  This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

“Borrower”

ELECTRO RENT CORPORATION

By:___________________________

“Bank”

UNION BANK, N.A.

By:___________________________

Acknowledgment of Guarantors

The undersigned, as Guarantors pursuant to those certain Continuing Guaranties dated as of September 29, 2008 (collectively, the "Guaranties"), hereby consent to the foregoing Fourth Amendment and acknowledge and agree, without in any manner limiting or qualifying their obligations under the Guaranties, that payment of the Obligations (as such term is defined in each of the Guaranties) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement, as amended by the Fourth Amendment, are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranties.

ER INTERNATIONAL, INC.

By:___________________________

ELECTRO RENT ASIA, INC.

By:___________________________